UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Mercato Partners Acquisition Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT

OF

MERCATO PARTNERS ACQUISITION CORPORATION

Dated September 25, 2023

The following disclosures in this proxy supplement (the “Supplement”) supplement, and should be read in conjunction with, the disclosures contained in the definitive proxy statement (the “Definitive Proxy Statement”) of Mercato Partners Acquisition Corporation (“Mercato”), filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2023, which in turn should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All other information in the Definitive Proxy Statement remains unchanged. Terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

As provided in the Definitive Proxy Statement, Mercato is seeking stockholder approval of, among other things, a business combination between Mercato and Nuvini Holdings Limited, an exempted company incorporated with limited liability in the Cayman Islands (“Nuvini”), (the “Business Combination Proposal”, as further described in the Definitive Proxy Statement) and the merger of Nuvini Merger Sub, Inc. with and into Mercato, with Mercato surviving as a wholly-owned, indirect subsidiary of Nvni Group Limited, an exempted company incorporated with limited liability in the Cayman Islands (“New Nuvini”), (the “Merger Proposal”, as further described in the Definitive Proxy Statement). The purpose of the following supplemental disclosures is to provide information about certain subscription arrangements that have been entered into in connection with the Business Combination and that will increase the number of shares of Mercato Class A Common Stock that will be issued immediately prior to the closing of the Business Combination and subsequently exchanged for newly issued New Nuvini Ordinary Shares in connection with the Business Combination.

DESCRIPTION OF NEW SUBSCRIPTION AGREEMENTS

PIPE Subscription Agreements

On September 24, 2023, Mercato entered into separate subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”). Any reference herein to the “Subscription Agreements” are to be treated as a reference to each PIPE Investor’s separate agreement with Mercato and should be construed accordingly, and any action taken by a PIPE Investor should be construed as an action under its own respective agreement.

Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Mercato agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate of 1,110,000 shares of Mercato Class A common stock, par value $0.0001 per share (“Mercato Common Stock”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $11.1 million. At the Closing, all outstanding shares of Mercato Common Stock (including shares sold pursuant to the Subscription Agreements) will be exchanged for newly issued New Nuvini Ordinary Shares in accordance with the terms of the Business Combination Agreement.

A copy of the form of Subscription Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Mercato on the date hereof, and the foregoing description of the Subscription Agreements is qualified in its entirety by reference thereto.

IMPORTANT NOTICES

Additional Information and Where to Find It

Mercato has filed with the SEC the Definitive Proxy Statement in connection with the Special Meeting and, beginning on September 8, 2023, mailed the Definitive Proxy Statement and other relevant documents to its stockholders as of the September 1, 2023 record date. Mercato’s stockholders and other interested persons are advised to read the Definitive Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with Mercato’s solicitation of proxies for the Special Meeting because these documents will contain important information about Mercato, the Business Combination and related matters. Stockholders may also obtain a free copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov.

Participants in the Solicitation

Mercato, New Nuvini and Nuvini, and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed participants in the solicitation of proxies of Mercato stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of the directors and officers of Mercato, New Nuvini and Nuvini in the Definitive Proxy Statement. Information about Mercato’s directors and executive officers is also available in Mercato’s filings with the SEC free of charge at www.sec.gov.

No Offer or Solicitation

This Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.